OPTION AGREEMENT

         This OPTION AGREEMENT is entered into as of this 19th day of December 2000 between NetObjects, Inc., a Delaware corporation ("NetObjects"), and [***].

         WHEREAS, NetObjects' Enterprise Division has developed a product called NetObjects Collage;

         WHEREAS, [***] desires to purchase an option to acquire the assets and the business of NetObjects' Enterprise Division as a going concern; and

         WHEREAS, [***] desires to acquire or license the rights to the current versions of NetObjects Collage and any and all upgrades or modifications made to NetObjects Collage (together, "Collage").

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   Article 1.

                           DEFINITIONS AND REFERENCES

         Terms used herein shall have the respective meanings assigned thereto herein (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Option Agreement.

                                   ARTICLE 2.

                            GRANT OF OPTION & LICENSE

         Section 2.1 Grant of Purchase Option.

         (a) NetObjects hereby grants to [***] the exclusive right (the "Purchase Option") during the term of the Purchase Option to acquire the assets and the business of NetObjects' Enterprise Division for cash consideration of $18 million. For purposes of this Option Agreement, the Enterprise Division means that portion of NetObjects' business which involves the development, marketing, license, installation, distribution, support, maintenance and sale of products used for an integrated content management environment for teams of Web contributors and developers, while providing centralized control over the site production effort; professional services for the training, support, maintenance and installation of such products; and the personnel employed by NetObjects directly in the development, marketing, installation, sales, maintenance, support, integration and licensing of such products, and performance of such services, and shall include, without limitation, the rights to Collage and the rights to any third party products incorporated therein that NetObjects is entitled to assign, sublicense or otherwise transfer. The Enterprise Division also includes the products and services provided by the Enterprise Division, and the rights to continue such products and services would also be


[***] omitted pursuant to a request for confidential treatment.

acquired with the Enterprise Division, provided that the Purchase Option will enable [***] to obtain a perpetual nonexclusive worldwide, royalty- free, field of use license, but not title, to certain intellectual property and software used by NetObjects with the Enterprise Division and with other NetObjects products and services. Such license would include source code (with subsequent modifications by NetObjects) for TeamFusion Client that could be used by [***] only to prepare its own derivative works within the field of use. The Enterprise Division products and services include any and all versions of all software products of the Enterprise Division, which include the following software programs and products: NetObjects TeamFusion (other than the single user version), NetObjects Authoring Server and NetObjects Collage (including both source code and object code versions thereof and any and all prior releases or versions of all of them), and related documentation (including, without limitation, user and training manuals and technical documentation) and any consulting, training, evaluating or similar service provided by the Enterprise Division. Completion of the purchase shall be subject to the parties' compliance with the respective corporate laws and charter documents currently applicable to each party and the expiration of pre-merger notification periods under U.S. federal and U.K. antitrust laws.

         (b) The Purchase Option shall expire on January 5, 2001, unless the parties otherwise agree in writing to extend this date.

         Section 2.2 Grant of License.

         (a) As of the date of expiration of the Purchase  Option as provided in
Section 2.1(b), NetObjects hereby grants to [***] a fully-paid, non-exclusive, worldwide right and license to: (1) use, copy, market, promote, distribute and sublicense Collage and any third party products incorporated therein in object code format only to end users and distributors, (2) use a reasonable number of copies of Collage and any third party products incorporated therein in object code format only for demonstration, maintenance, support and training purposes and authorize distributors to use a reasonable number of copies of Collage and any third party products incorporated therein for such purposes, (3) translate, copy, in whole or in part, and distribute and authorize distributors and end users to translate, copy, in whole or in part, and distribute any user documentation associated with Collage, including local language translations, for use in connection with this Section 2.2(a), (4) translate, copy, in whole or in part, and distribute and to authorize distributors to translate, copy, in whole or in part, and distribute any sales literature, including local language translations, for Collage, and (5) use, modify and prepare derivative works of the source code of Collage solely in accordance with Section 2.04(b) of Exhibit A which is hereby incorporated by reference (the "License").

         (b) The parties intend that the License granted in this Section 2.2 shall be subject to additional terms and conditions set forth in a separate license agreement (the "License Agreement") in substantially the form attached as Exhibit A. Furthermore, the parties agree that the provisions of this Section
2.2 are valid and enforceable even if such License Agreement is not concluded unless NetObjects refunds the Option and License Price and terminates the License Agreement in accordance with Section 3(b). If NetObjects so refunds the Price and terminates the License Agreement, the provisions of this Section 2.2 terminate, with the sole exception of the last sentence of 2.2(d) providing for the


[***] omitted pursuant to a request for confidential treatment.

continuance of certain licenses granted by [***] during the term the License is in effect.

         (c) The parties  agree that the  provisions of Section 1.02 and Section
3.01 of Exhibit A are a part of this Agreement.

         (d) The License granted in this Section 2.2 shall terminate on December 31, 2003, provided, however, that if (i) the parties enter into a definitive agreement for the sale and purchase of the Enterprise Division and close the transaction contemplated therein by March 1, 2001, then the License shall terminate upon such closing, or (ii) NetObjects exercises its option to terminate under Section 3(b), then the License will terminate as provided therein. Any and all sublicenses to Collage which have been granted by [***] all continue in accordance with their terms notwithstanding any termination of the License; provided that any such licenses must be object code only and, as to any sublicensee other than an end user, will expire on or before December 31, 2003.

         Section 2.3 IBM Investment.

         NetObjects also agrees that in connection with the exercise by [***] of the Purchase Option, NetObjects will cooperate with [***] to obtain the agreement of International Business Machines, Inc. to take the following actions:

         (a) Purchase up to [***] of [***] outstanding [***] on the open market or, if less, [***] million of such [***] following or concurrent with the public announcement of the completion of [***] purchase of the Enterprise Division of NetObjects as contemplated in Section 2.1 and, concurrent with NetObjects' and [***] announcement of their agreement for [***] purchase of the Enterprise Division, IBM will announce its intent to make such purchase. As part of such investment transaction, and unless otherwise agreed by IBM and [***], neither IBM nor any other persons acting in concert with IBM will acquire shares of [***] representing more than [***] of the aggregate voting power of [***] outstanding shares for two years from the date of this Option Agreement.

         (b) Enter into a strategic relationship with [***] , which may include, but not be limited to co-marketing, sales and public relations activities.

                                    ARTICLE 3

                          PAYMENT FOR OPTION & LICENSE

         In consideration for the Purchase Option and License granted above, promptly after this Option Agreement is signed by both parties [***] shall pay to NetObjects the sum of Four Million Dollars ($4,000,000) (the "Option and License Price") by wire transfer of immediately available funds to a bank account designated by NetObjects. The Option Price shall be credited as follows:

         (a) In the event the parties complete the purchase and sale of the Enterprise Division as contemplated under Section 2.1, the amount of the purchase price for the Enterprise Division shall be reduced by the Option and License Price already paid.


[***] omitted pursuant to a request for confidential treatment.

In the event the purchase and sale of the Enterprise Division is not completed by January 31, 2001, for reason other than the fault of NetObjects including its failure to obtain shareholder approval of the transaction, then [***] shall, within 30 days following receipt of NetObjects' invoice, reimburse NetObjects for the portion of the reasonable expenses of the Enterprise Division incurred by NetObjects after January 31, 2001 and until March 1, 2001; provided, however, that [***] does not assume any liability to any third parties for such expenses.

         (b) In the event the parties either are unable to enter into definitive agreements or are unable to close the transactions contemplated thereby by March 1, 2001, the Option and License Price represents payment in full for the License granted in Section 2.2 and the License Agreement contemplated therein; provided that NetObjects, at its option, may refund the Option and License Price to [***] and terminate the License Agreement upon written notice to [***].

                                   Article 4.

                               GENERAL PROVISIONS

         Section 4.1. Notices. All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by telecopy (with confirmation copy of such telecopied material delivered in person or by registered or certified mail, postage prepaid, return receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section).

         If the notice is to [***]:

                                    [***]


         If the notice is to NetObjects:

                                    NetObjects, Inc.
                                    301 Galveston Road
                                    Redwood City, California 94063
                                    Attn:  Chief Executive Officer
                                    Telecopier:  (650) 482-3600

or such other address and to the attention of such other person as such party may designate by written notice to such other party.

         Section 4.2. Entire Agreement. This Option Agreement together with the License Agreement and Escrow Agreement constitute the entire agreement of the parties


[***] omitted pursuant to a request for confidential treatment.

hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

         Section 4.3. Successors and Assigns. Neither [***] nor NetObjects may assign any of its rights or obligations hereunder. This Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 4.4. Third-Party Beneficiaries. This Option Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights thereunder.

         Section 4.5. Amendment; Waiver. This Option Agreement may not be amended or modified except by an instrument in writing duly executed by each party hereto. Waiver of any term or condition of this Option Agreement shall only be effective if in a writing signed by the party to be charged therewith and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Option Agreement.

         Section 4.6. Governing Law. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland applicable to contracts executed and performed in that state.

         Section 4.7. Confidentiality. Neither [***] nor NetObjects shall make any public disclosure of this Option Agreement unless required by law. Each party will maintain strict confidentiality with respect to all documents and information furnished by the other party.

         Section 4.8. Counterparts. This Option Agreement may be executed in counterparts and a party's delivery of a copy of signature page of this Agreement by electronic facsimile will constitute the party's due execution and delivery of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed as of the date first above written individually or by their respective officers thereunto duly authorized.

                                      [***]

                                      By: /s/
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                                      NETOBJECTS, INC.

                                      By: /s/ Samir Arora
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:     CEO
                                            ------------------------------------


[***] omitted pursuant to a request for confidential treatment.

                                    Exhibit A

                           SOFTWARE LICENSE AGREEMENT

         NetObjects, Inc., a Delaware corporation, having an office at 301 Galveston Road, Redwood City, California 94063 ("Licensor"), and [***] ("Licensee"), enter into this Agreement on ________, 2000 (the "Effective Date") pursuant to the terms of the Option Agreement dated as of December 19, 2000 ( the "Option Agreement") and hereby agree as follows:

ARTICLE I

1.01     License Grant

         (a) NetObjects hereby grants to [***] a fully-paid, non-exclusive, worldwide right and license to: (1) use, copy, market, promote, distribute and sublicense the Business Products and any third party products incorporated therein in object code format only to end users and distributors; (2) use a reasonable number of copies (as provided in Section 1.02) of the Business Products and any third party products incorporated therein in object code format only for demonstration, maintenance, support and training purposes and authorize distributors to use a reasonable number of copies of the Business Products and any third party products incorporated therein for such purposes; (3) translate, copy, in whole or in part, and distribute and authorize distributors and end users to translate, copy, in whole or in part, and distribute any user documentation associated with the Business Products, including local language translations, for use in connection with this Section 1.01(a), (4) translate, copy, in whole or in part, and distribute and authorize distributors to translate, copy, in whole or in part, and distribute any sales literature, including local language translations, for the Business Products, and (5) use, modify and prepare derivative works of the Business Products solely in accordance with Section 2.04(b) (the "License").

1.02     Royalties and Reports

         (a) Royalties. Licensee shall pay Licensor a royalty of $15,000 per copy of the Business Products made or distributed by or for Licensee under the License (the "Royalty"). Within 30 days after the end of each month, Licensee shall provide to Licensor a written report detailing the number of copies subject to royalty distributed during such month. After receipt of the foregoing actual reports, Licensor will invoice Licensee accordingly. Licensor's invoice will identify that portion of the Royalty which represents reimbursement to Licensor for royalties payable by it in respect of third party intellectual property contained in the Business Products (the "Third Party Royalty"), and upon request Licensor will furnish documentation of the Third Party Royalty. Licensee shall be credited with a pre-paid amount of $4 million to be applied against the invoiced amounts for Royalty excluding the Third Party Royalty. Any portion of the pre-paid amount remaining to Licensee's credit at the end of the initial term of this Agreement, as defined in Section 2.01, shall be nonrefundable and will be retained by Licensor. Licensee will pay the invoiced amounts for Third Party Royalty within 30 days of invoice.

         (b) Internal Use and Demonstration Copies. Licensee may make ten copies of the Business Products and any third party products incorporated therein in object code format only, for


[***] omitted pursuant to a request for confidential treatment.

Licensee's own internal use, demonstration, maintenance, support and training purposes and authorize distributors to use such copies for such purposes, free of royalty obligation to Licensor. In addition to the ten copies of the Business Products that Licensee may make free of royalty obligation to Licensor, Licensee may make up to 40 additional copies of the Business Products and any third party products incorporated therein, in object code format only, for Licensee's own internal use, demonstration, maintenance, support and training purposes and authorize distributors to use such copies for such purposes, and Licensee shall be liable to Licensor for Third Party Royalty (but no other royalty) on such 40 additional copies.

         (c) Records. Licensee shall keep (and shall require its subsidiaries and distributors to keep) accurate and complete books and records relating to the reproduction and sublicensing of the Business Products.

         (d) Auditing. Licensor shall have the right (and Licensee shall require subsidiaries who distribute Business Products to grant the right), exercisable no more than once in any calendar year, to have an independent certified public accountant inspect and audit the records of the other party referred to in
Section 1.02(c). Such audit shall be conducted upon reasonable written notice during normal business hours and at a time and place mutually agreed upon by both parties. Such independent certified public accountants shall be permitted to report to the party requesting the audit only information regarding the compliance of the audited party's record keeping with this Section 1.02(c) and payments that may be owing to the party requesting the audit. If any such audit reveals a shortfall of greater than five (5%) percent in unreported payments owed but not made, the party requesting the audit shall be reimbursed by the other party for the reasonable expense of such audit.

         (e) Taxes. All fees and royalties are exclusive of all taxes, duties or levies, however designated or computed. Licensee shall be responsible for and pay all taxes based upon the transfer, use, or distribution of Business Products, or upon payments by Licensee under this Agreement, including, but not limited to, sales, use, or value-added taxes, duties, withholding taxes and other assessments now or hereafter imposed on or in connection with this Agreement or with any sublicense granted hereunder, exclusive of taxes based upon Licensor's income, revenues or gross receipts. In lieu thereof, Licensee may provide to Licensor a tax or other levy exemption certificate acceptable to the taxing or other levying authority.

1.03     Nonassignability

         (a) Licensor has entered into this Agreement in contemplation of personal performance by Licensee and it is Licensor's intention that a transfer of Licensee's licenses not occur without Licensor's express written consent, except as provided in Section 1.03(d).

         (b) Neither this Agreement nor any licenses hereunder, in whole or in part, shall be assignable or transferable by Licensor or Licensee (by operation of law or otherwise) without the other party's express written consent, except as provided in Section 1.03(d).

         (c) Any purported assignment or transfer of this Agreement or licenses hereunder by Licensee without the other party's necessary consent shall be void (without affecting any other licenses or rights hereunder).

         (d) Notwithstanding (a), (b) and (c) above, this Agreement and any license grants hereunder shall be assignable or transferable by Licensee without Licensor's consent in connection with Licensee's sale of all or substantially all of its business relating to distributing the Business Products.

1.04     Publicity

         Nothing in this Agreement shall be construed as conferring upon Licensee any right to include in advertising, packaging or other commercial activities related to a Business Product, any reference to Licensor (or any of its Subsidiaries), its trade names, trademarks or service marks (including, without limitation, "NetObjects") in a manner which would be likely to cause confusion or to indicate that such Business Product is in any way certified by Licensor, its Subsidiaries or its controlling affiliates.

1.05 Compliance With Export Laws

         Licensee hereby assures Licensor that Licensee will comply with all applicable U.S. export laws.

                                   ARTICLE II

2.01     Term

         (a) The initial term of the License granted in this Agreement shall terminate on December 31, 2003, provided, however, that if (i) the parties complete the sale and purchase of the Enterprise Division and close the transaction contemplated under the Option Agreement by March 1, 2001, the License shall terminate upon such closing, or (ii) NetObjects exercises its option under Section 3(b) of the Option Agreement, the License will terminate as provided therein.

         (b) For as long as this Agreement remains in effect, within 60 days prior to the end of the initial term and 60 days prior to the end of each successive one calendar year term thereafter, Licensee may renew the term of the license by written notice to Licensor provided that Licensee is not then in default of any obligation of Licensee under this Agreement.

         (c) Licensor may terminate this Agreement and the license granted under
Section 1.01 at any time upon 45 days' written notice to Licensee if Licensee is in default of any material obligation of Licensee under this Agreement and Licensee fails to cure the default within the 45 days after written notice of default is sent by Licensor.

         (d) Any and all sublicenses to Collage which have been granted by Licensee or its distributors to their customers during the term of the License shall continue in accordance with their terms notwithstanding any termination of the License.

2.02     No Other Licenses Implied

         No licenses are granted to Licensee with respect to any of the Business Products Intellectual Property except as provided in Section 1.01. Notwithstanding the provisions of Article I, it is hereby expressly acknowledged and agreed by Licensee that the licenses shall not include, and Licensor is not licensing or transferring, nor is Licensee acquiring or accepting from Licensor, any patents, licenses, or rights applicable to the non-Business portion of Licensor's operations, including, but not limited to, any Proprietary Information used in products and services of Licensor other than the Business Products or Business Services.

2.03     Non-Solicitation

         Licensee represents to Licensor, and agrees, that during the 12 months after the Effective Date Licensee will not make any offer of employment, directly or indirectly, or otherwise solicit other than by general advertisement, any individual who is employed by Licensor as of the Effective Date.

2.04     Maintenance and Support

         (a) Licensor will designate a primary contact and a back-up contact to provide at no additional charge Level 3 maintenance service to Licensee. In particular, Licensor will provide diagnostic services and resolutions (workarounds, patches, corrected versions, etc.) in the manner provided to other distributors.

         (b) At Licensee's request, Licensor will make available up to four qualified employees or consultants at reasonable rates for customization and integration of the Business Products into Licensee's software products. If Licensor is unable or unwilling to provide these services in a timely manner, then Licensee will have the ability and right to access the escrowed source code for the purpose of performing these services itself.

                                  ARTICLE III

3.01     Source Code Escrow

         Licensor has escrowed the source code for the Business Products with Data Security International, Inc. ("DSI") or such escrow agent that might replace DSI at a subsequent date. Licensor will maintain such escrow during the term of the Agreement. Licensor will list Licensee as a beneficiary of the source code escrow pursuant to the terms of the standard "Source Code Escrow Agreement," used by DSI as revised to conform to this Article III. For the purposes of this Amendment:

         (a) the Business Products will be deemed Escrowed Materials as such term is used in the Escrow Agreement;


         (b) Notwithstanding anything in the Escrow Agreement to the contrary, when requesting access to or a copy of any Escrowed Material, Licensee shall in writing agree and confirm that it will have only the license rights granted to it by the Option Agreement and this Software License Agreement. Licensee shall further in writing agree and confirm that the Escrowed Material shall be deemed confidential Information of Licensor pursuant to the Confidential Disclosure Agreement between Licensor and Licensee as of August 31, 2000, with the actual date of disclosure of the Escrowed Materials being deemed the initial and final disclosure date of disclosure thereunder.

         (c) So long as Licensee is current with its obligations at that time, Licensee shall be entitled to obtain the source code, limited to the Business Products, under this Agreement if Licensor (i) fails to make available or perform maintenance and support services, including the services described in
Section 2.04, for the Business Products pursuant to the terms of this Agreement during a period in which Licensee is entitled to such services and Licensor has not promptly cured such failure despite Licensee's demand that Licensor make available or perform such services; (ii) files or is the subject of the filing of a petition by or against Licensor for relief under the United States

Bankruptcy Code, makes a general assignment for the benefit of creditors, appoints or has appointed a general receiver or trustee in bankruptcy for Licensor's business or property, provided that any such events will not apply if within 30 days thereafter Licensor or its receiver or trustee provides assurances, reasonably satisfactory to Licensee, of Licensor's continuing ability and willingness to fulfill all material obligations under this Agreement; or (iii) ceases business operations generally, unless within 30 days thereafter a capable successor to the Business Products and Services, reasonably satisfactory to Licensee, agrees to continue to make available and perform such maintenance and services. Upon release of the source code from escrow it may only be used, executed, and reproduced by Licensee internally for the purpose of providing support and maintenance of Business Products, and for the purpose of customization and integration of the Business Products with the Licensee's software products, including without limitation the preparation of derivative works consisting of bug fixes and updates, which Licensee may distribute and sublicense externally in object code form only, and for no other purpose. Licensee must continue to pay the Royalty on the Business Products, as specified in Section 1.02(a) and at all times during which it has the source code; provided, however, that if Licensee has obtained the source code due to any of the contingencies specified in clauses (ii) and (iii) of this Section 3.01(c), the Royalty payable under Section 1.02(a) shall be reduced from $15,000 per copy to $10,000 per copy.

                                   ARTICLE IV

         The provisions of Article 4 of the Option Agreement shall apply mutatis mutandis to this Agreement.

                                    ARTICLE V

5.01     Trademarks and Trade names.

         (a) Trademark Rights. Licensor hereby represents that Licensor is the owner of all right, title, and interest in and to those trademarks listed in Appendix I ("Trademarks") and Licensee agrees that it does not acquire any right hereunder to adopt or use the Trademarks in any manner whatsoever except as expressly provided in this Agreement.

         (b) Use of Trademarks. During the term of this Agreement, Licensor grants Licensee a nonexclusive, worldwide, field of use license (revocable only in accordance with this Agreement) to use the Trademarks to identify the
Business Products for Licensee's marketing promotion, distribution and sublicensing of the Business Products and Business Services. In carrying out its licensed marketing, promotion, distribution and sublicensing activities, Licensee shall use the Trademarks in the same manner as Licensor uses the Trademarks. Any goodwill attaching to a party's trademarks, service marks, or trade names belongs to such party and this Agreement does not grant the other party any right to use them except as set forth explicitly herein. If Licensor objects to Licensee's improper use of Licensor's names or trademarks, Licensee will take all reasonable steps necessary to resolve Licensor's objections. Licensee may combine the Trademarks with its own name and current trademarks but not with any other names or marks, and agrees that this Agreement does not constitute any conveyance of any right, title or interest in or to any Trademarks, except for the permitted uses provided herein.

         (c) Infringements. Licensee shall use reasonable efforts to notify Licensor of an infringement or attempted infringement by third parties of a Trademark, and shall cooperate with

Licensor at Licensor's expense in taking action against such third party with respect to such infringement.

                              ARTICLE VI. Warranty.

         (a) Warranty on Software. Licensor warrants that the Business Products will conform in all material respects to their written documentation at the time of delivery to Licensee and for a period of 30 days thereafter. Licensor makes no warranty to the end-users of Business Products, and any such warranty shall be made and honored by Licensee alone. Licensor also warrants that: (i) it has the right to enter into this Agreement and its performance of this Agreement will not violate the terms of any contract, obligation, law, regulation or ordinance to which it is or becomes subject; (ii) no claim, lien, or action exists or is threatened against Licensor that would interfere with Licensee's rights under this Agreement; (iii) the Business Products are safe for any use consistent with and will comply with the warranties, specifications and requirements in this Agreement; (iv) support services will be performed using reasonable care and skill; (v) the Business Products and support services which interact in any capacity with date data are Year 2000 ready such that when used in accordance with their associated documentation they are capable of correctly processing, providing, receiving and displaying date data, as well as exchanging accurate date data with all products with which the Business Products and support services are intended to be used within and between the twentieth and twenty-first centuries; (vi) the Business Products and support services which interact in any capacity with monetary data are euro-ready such that when used in accordance with their associated documentation they are capable of correctly processing monetary data in the euro denomination and respecting the euro currency formatting conventions (including the euro sign); (vii) the Business Products will be tested for, and do not contain, harmful code; (viii) the Business Products and support services do not infringe any privacy, publicity, reputation or intellectual property right of a third party; and (ix) all authors have agreed not to assert their moral rights (personal rights associated with authorship of a work under applicable law) in the Business Products, to the extent permitted by law. EXCEPT FOR THE FORGOING REPRESENTATIONS AND WARRANTIES, NO OTHER WARRANTY OR CONDITION, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OR CONDITIONS RELATED TO FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, IS GRANTED TO LICENSEE OR END USERS, AND ALL SUCH WARRANTIES AND CONDITIONS ARE EXPRESSLY EXCLUDED.

         (b) Defective Software. Should the Business Products fail to meet the warranty set forth above, Licensor will, at its sole option, repair or replace the Business Products such that they conform to their Documentation. In the event such options are not commercially practical, Licensor shall return any Royalty Payment paid for such defective Business Products.

         (c) Remedies. ARTICLES VI and VII CONTAIN THE EXCLUSIVE REPRESENTATION, WARRANTIES AND ASSOCIATED REMEDIES FOR ANY CLAIM ASSOCIATED WITH THE PERFORMANCE OF THE BUSINESS PRODUCTS, REGARDLESS OF WHETHER SUCH CLAIM IS MADE IN CONTRACT, TORT OR ON OTHER LEGAL THEORY.

                 ARTICLE VII -- Liability and Indemnification.

         (a) Limitations on Liability. Each party to this Agreement agrees that, regardless of the form of any claim, SUCH PARTY'S SOLE REMEDY AND THE OTHER PARTY'S SOLE OBLIGATION SHALL BE GOVERNED BY THIS AGREEMENT, AND IN NO EVENT SHALL EITHER PARTY'S LIABILITY EXCEED THE GREATER OF $4 MILLION OR THE FEES ACTUALLY PAID FOR THE BUSINESS PRODUCT(S) THAT GAVE RISE TO THE CLAIM DURING THE 12 MONTH PERIOD IMMEDIATELY PRECEDING THE CLAIM, PROVIDED THAT THE ABOVE LIMITATION SHALL NOT APPLY TO CLAIMS FOR INFRINGEMENT PURSUANT TO SECTION (c) OF
ARTICLE VII OF THIS AGREEMENT, EXCEPT FOR CLAIMS FOR PATENT INFRINGEMENT IN OTHER COUNTRIES (HEREINAFTER DEFINED). EACH PARTY EXPRESSLY AGREES THAT IN NO EVENT SHALL THE OTHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHETHER UNDER BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, OR ANY OTHER LEGAL THEORY, WHETHER IN TORT OR CONTRACT, EVEN IF SUCH OTHER PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING, INCLUDING WITHOUT LIMITATION DAMAGES FROM INTERRUPTION OF BUSINESS, LOSS OF PROFITS OR BUSINESS OPPORTUNITIES, LOSS OF USE OF SOFTWARE, LOSS OF DATA, COST OF RECREATING DATA, COST OF CAPITAL, COST OF ANY SUBSTITUTE SOFTWARE, OR LOSSES CAUSED BY DELAY. THE PARTIES ACKNOWLEDGE AND AGREE THAT DAMAGES ARISING DIRECTLY FROM A THIRD PARTY CLAIM OR SUIT BROUGHT AGAINST LICENSEE AS CONTEMPLATED BY SECTION (c) OF ARTICLE VII ARE DEEMED TO BE ACTUAL AND DIRECT DAMAGES. Licensee shall not be responsible for any damages or expenses resulting from alteration or unauthorized use of the Business Products, or from unintended or unforeseen results obtained by Licensee resulting from such use.

         (b) Warranty Exclusions. Should any law under which this Agreement is interpreted prohibit exclusion of certain conditions or warranties, the required conditions or warranties shall be deemed included. The liability of each party for any breach of such term, condition or warranty shall be limited, at the option of such party, to any one or more of the following, as applicable: (i) replacement of the Business Products with functionally comparable software; (ii) repair of the Business Products to meet the required warranty or condition;
(iii) payment of the cost of replacing the Business Products or of acquiring equivalent software; (iv) payment of the cost of having the Business Products repaired; or (v) a refund or payment of an amount equal to of the fees paid for the Business Products giving rise to the claim.

         (c) Intellectual Property Right Infringement. Licensor shall, at its cost, defend or, at its sole option, settle any claim or suit brought against Licensee for infringement by any Business Product of any copyright, trademark or trade secret or any United States, Canadian, Mexican, Australian, Japanese, Chinese, Indian, Israeli or European Community Country ("Named Countries") patent or subject to the limitation of liability set forth in Section (a) of
Article VII, any patent in countries outside of the Named Countries ("Other Countries") provided that Licensee (i) notifies Licensor promptly in writing of any such claim or suit; (ii) gives Licensor all relevant information in its possession and reasonable assistance in settling and/or defending the suit; and
(iii) gives Licensor full authority and control of the defense and/or settlement of any such action, provided that Licensee may participate in the defense at its expense. Licensor shall not be liable for any costs or expenses incurred by Licensee (i) without Licensor's prior written authorization with respect to legal defense costs and expenses only; (ii) for any claim that arises in whole or in part from the use of non-

Business Products to the extent that such a claim is based solely on the combination, operation or use of the Business Products with programs or data not supplied byLicensor; or (iii) for any claim based on Licensee's modification of the Business Products to the extent that such a claim is based solely on the combination, operation or use of the Business Products with programs or data not supplied by Licensor, if such infringement would have been avoided but for the combination, operation or use of the Business Products with such other programs or data. If the Business Products become subject to a claim of infringement for which Licensor may become liable, Licensor shall, to the extent commercially feasible (i) obtain for Licensee the right to continue using the Business Products; or (ii) replace or modify the Business Products to make them non-infringing, so long as the replacement or modification meets substantially similar specifications; or, (iii) if (i) and (ii) are not commercially feasible, Licensor may terminate this Agreement and refund to Licensee the royalties and license fees paid under this Agreement. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS PROVIDED IN THIS AGREEMENT, LICENSOR SHALL HAVE NO LIABILITY TO
LICENSEE OR ITS CUSTOMERS FOR COPYRIGHT, PATENT, TRADEMARK OR TRADE SECRET OR ANY OTHER CLAIM ASSOCIATED WITH INFRINGEMENT OF A PROPRIETARY RIGHT

LICENSOR:                                    LICENSEE:
NetObjects, Inc.                             [***]

By:                                          By:
    ------------------------------------         -------------------------------

Name:                                        Name:
      ----------------------------------           -----------------------------

Title:                                       Title:
       ---------------------------------            ----------------------------

Date:                                        Date:
      ----------------------------------           -----------------------------





[***] omitted pursuant to a request for confidential treatment.

                              DEFINITIONS APPENDIX

         Terms used herein or in the Technology License Agreement to which this Definition Appendix is attached shall have the meanings assigned below:

         "Business" means the Enterprise  Division of NetObjects as described in
Section 2.1 of the Option Agreement.

         "Business Products" means NetObjects Collage version 1.5 (consisting of the software products identified in Schedule C "Collage Standard Licensing Package" and Schedule D "Collage Additional Licensing Options" to Licensor's standard Collage Software License and Services Agreement), and also means NetObjects Collage version 2.0 as of the date of its first commercial shipment by NetObjects, and any other versions, releases, editions and upgrades to Collage during the term of this Agreement.

         "Business Products Intellectual Property" means the patents, copyrights, trademarks applicable to the Business Products and the Business Products Proprietary Information that NetObjects owns or has the right to license to [***].

         "Business Products Proprietary Information" means all information (whether or not protectable by patent, copyright, or trade secret rights) not generally known to the public, including, but not limited to, works of authorship, inventions, discoveries, patentable subject matter, product information and development work-in-process used by the Business by the Effective Date which are needed or desirable to produce and market Business Products and to provide Business Services.

         "Business Products Trademarks" means those trademarks identified in Appendix III.

         "Business Services" means any consulting, training, evaluating or similar service related to the Business Products.

         "End  User"  means a customer  of  Licensee  whose use of the  Business
Products  in  object   code   format  is  limited  to   internal   use  and  not
redistribution.

         "Subsidiary" of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or managing authority) is now or hereafter controlled by such company either directly or indirectly, or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly, but any such corporation or other legal entity shall be deemed to be a subsidiary of such company only as long as such control or ownership and control exists.


[***] omitted pursuant to a request for confidential treatment.

                                   APPENDIX I

                               LICENSED TRADEMARKS

1.       PageDraw
2.       SiteStyles
3.       SiteStructure
4.       AutoSites
5.       Everywhere HTML
6.       "The Web needs you"
7.       NetObjects TeamFusion
8.       NetObjects Fusion
9.       TeamFusion
10.      NetObjects Collage
11.      NetObjects Authoring Server
12.      NetObjects Content Contributor Client
13.      NetObjects ScriptBuilder